Exhibit 99.1

                         PharmaFrontiers Changes Name to
                 Opexa Therapeutics; New Ticker Symbol is OPXA


    THE WOODLANDS, Texas--(BUSINESS WIRE)--June 19, 2006--

        Additional Proposals Approved by Shareholders Includes
                     1-for-10 Reverse Stock Split

    Opexa Therapeutics, (OTCBB:OPXA), a company involved in the development and commercialization of cell therapies, today announced that its stockholders at the Company's 2006 annual meeting on June 15 ratified the change of the Company's name from PharmaFrontiers Corp. to Opexa Therapeutics, Inc. and effected a 1-for-10 (1:10) reverse split of its common stock. In addition the shareholders ratified the election of David B. McWilliams, Scott B. Seaman, Gregory H. Bailey and David Hung to the Company's board of directors and approved an amendment to the Company's June 2004 Compensatory Stock Option Plan.
    The new ticker symbol, OTCBB:OPXA, goes into effect today, June 19, 2006 and the stock trading will give effect to the reverse split also effective today.
    Additionally, the Company's transfer agent, Continental Stock Transfer & Trust Co., will send instructions to the Company's shareholders regarding exchange of their old certificates for the new stock certificates.
    The company also announced the retirement of C. William Rouse as chief financial officer. Lynne Hohlfeld, vice president, finance at Opexa, will assume the position of chief financial officer as of June 30, 2006.
    David McWilliams, chief executive officer of Opexa, commented on the recent developments. "Management believes that these proposals will be critical to the Company's growth and we are very pleased that our shareholders concurred. The reverse stock split will be instrumental in our plan to apply for a NASDAQ listing. The make-up of our board of directors comprises a very strategic cross-section of highly scientific, financially savvy and business-oriented professionals who can guide the company through the process of commercializing our therapeutics. Finally, we are very excited to have adopted the name, Opexa Therapeutics. Opexa was the original developer of Tovaxin(TM), which is being studied for the treatment of multiple sclerosis, and as such represents our past. Opexa also, and, most importantly, represents our future, which is the development of our novel T-cell and stem cell technologies."
    Continued Mr. McWilliams, "I would also like to thank Bill Rouse for working tirelessly to help move the Company to its current state. His financial acumen has been a critical component in putting the Company on the firmest financial footing we have ever known."

    About Opexa Therapeutics

    Opexa Therapeutics' strategy is to develop and commercialize cell therapies to treat several major disease areas such as multiple sclerosis, rheumatoid arthritis, pancreatic and cardiac conditions. Opexa has exclusive license from Baylor College of Medicine for individualized cell therapies and has initiated the FDA Phase IIb clinical trial to evaluate effectiveness in treating MS. The company also holds the exclusive worldwide license for an autologous T cell vaccine for rheumatoid arthritis from the Shanghai Institutes for Biological Sciences (SIBS), Chinese Academy of Sciences of the People's Republic of China. The company also holds the exclusive worldwide license from the University of Chicago, through its prime contractor relationship with Argonne National Laboratory, for patents relating to the use of adult pluripotent stem cells derived from patients' own circulating blood. For more information, visit Opexa Therapeutics' website at www.opexatherapeutics.com.

    Safe Harbor Statement

    This press release contains "forward-looking statements," including statements about Opexa Therapeutics' growth and future operating results, discovery and development of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. These forward-looking statements are based on management's current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including those relating to Opexa Therapeutics' ability to obtain additional funding, develop its stem cell technologies, achieve its operational objectives, and obtain patent protection for its discoveries, that may cause Opexa Therapeutics' actual results to be materially different from any future results expressed or implied by such forward-looking statements. Opexa Therapeutics undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.



    CONTACT: Opexa Therapeutics, Inc., The Woodlands
             Lynne Hohlfeld, 281-719-3421
             lhohlfeld@opexatherapeutics.com
             or
             Investor Relations Contacts:
             Lippert/Heilshorn & Associates
             Kim Sutton Golodetz, 212-838-3777
             kgolodetz@lhai.com
             or
             Bruce Voss, 310-691-7100
             bvoss@lhai.com